UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 9, 2012

QUALSTAR CORPORATION
(Exact name of registrant as specified in its charter)

California	000-30083	95-3927330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990-B Heritage Oak Court, Simi Valley, CA	93063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2012, Qualstar Corporation (the “Company”) announced that its Board of Directors has appointed Lawrence D. Firestone to the position of Chief Executive Officer and President of the Company, to succeed Mr. William J. Gervais, who will retire as of June 15, 2012.  Mr. Firestone will commence his new position by June 4, 2012.

Mr. Gervais, who co-founded Qualstar in 1984 and has served as a director since its inception, will continue in his present positions as Chief Executive Officer and President until Mr. Firestone commences his new duties full time.  Following his retirement, Mr. Gervais will continue to be available to the Company as needed.

Mr. Firestone, age 54, is currently a director of Qualstar, having been appointed to the Board on May 13, 2011 and re-elected by the shareholders on March 21, 2012.  He will continue to serve as a director of the Company, but has resigned as a member of the Audit and Compensation Committees of the Board, effective immediately.  Until he commences his new duties full time with Qualstar, he will continue in his current position as the Chief Financial Officer of Xiotech Corporation, a supplier of enterprise storage systems, a position he has held since February 2011.  From August 2006 to August 2010, Mr. Firestone was Executive Vice President and Chief Financial Officer of Advanced Energy Industries, Inc., a provider of power conversion devices for the semi-conductor and solar inverter markets.  From 1999 until August 2006, Mr. Firestone served as the Senior Vice President and Chief Financial Officer at Applied Films Corporation, a supplier of thin film deposition equipment.  Prior to joining Applied Films, Mr. Firestone served as Vice President and Chief Operating Officer of Avalanche Industries, a contract manufacturer of custom cables and harnesses, from 1996 to 1999.  Mr. Firestone served as a director of Amtech Systems, Inc. from 2005 to 2007 and as a director of Hyperspace Communications, Inc. from 2004 to 2005.  Mr. Firestone received a BSBA degree in Accounting from Slippery Rock State College in 1981.  Among other qualifications, Mr. Firestone brings to the Company executive management experience as well as expertise in finance and accounting, including experience as a chief financial officer of public companies.

Mr. Firestone’s employment agreement, entered into on May 8, 2012, provides that Mr. Firestone will be employed by the Company for an initial term beginning on June 4, 2012 or such earlier date that he is available to commence employment (the “Start Date”) through June 30, 2013, which term shall be automatically renewed for one year unless the Company provides written notice of non-renewal by March 31, 2013.  Mr. Firestone’s employment agreement contains the following additional terms:

1.           He will receive salary at the rate of $300,000 per year during the initial term, which shall be increased to $350,000 per year beginning July 1, 2013, unless the Company provides written notice of non-renewal of Mr. Firestone’s employment agreement by March 13, 2013.

2.           He will receive a signing bonus of $75,000, to be paid within 15 days of his Start Date. The signing bonus will be applied toward his incentive bonus, as described below.

3.           He will be eligible for an incentive bonus, based on the achievement of certain goals and objectives established by the Board of Directors from time to time, with a potential target incentive bonus of 100% of his base salary.  The incentive bonus for the initial term ending June 30, 2013 shall be reduced by (1) the amount of his signing bonus of $75,000; (2) the amount of his reimbursed commuting expenses from his current residence in Colorado to Simi Valley, California of up to $60,000; and (3) the amount of his reimbursed relocation expenses of up to $20,000 when he relocates his permanent residence to Simi Valley, California.

4.           He will receive stock options to purchase up to 300,000 shares of the Company’s common stock with an exercise price at the fair market value as of the date of grant, with a four-year vesting schedule;

5.           He will receive, if he is terminated by the Company without cause or if he resigns for good reason, his accrued compensation and, subject to certain conditions, a lump sum payment of an amount equal to his then current base salary for 18 months; and

6.           He will receive, if, within 12 months of a change in control, he is terminated by the Company without cause or if he resigns for good reason, his accrued compensation and severance benefits which include, subject to certain conditions, (1) a lump sum payment of an amount equal to his then current base salary for 18 months; (2) payment of COBRA premiums for 18 months; (3) a lump sum payment equal to 100% of his target incentive bonus for his then current term, prorated as of his termination date, plus an additional 12 months target incentive bonus; and (4) accelerated vesting of all his then unvested stock options.

“Cause” includes, among other acts, any act of fraud, embezzlement or dishonesty which materially adversely affects the business of the Company or any successor entity, any unauthorized use or disclosure of confidential information or trade secrets of the Company, any material act or omission involving malfeasance or gross negligence in the performance of the executive’s duties and any material deviation from any of the Company’s or a successor entity’s policies.  “Good reason” includes, among other acts, a demotion or material reduction in responsibility level, a decrease in level of his compensation by more than ten percent (10%), and a relocation of more than 30 miles from the executive’s current work place.

A “change of control” is defined in Mr. Firestone’s employment agreement as an acquisition by any person of beneficial ownership of 50% or more of the Company’s voting stock, certain mergers or other business combinations involving the Company, the sale of all or substantially all of the Company’s assets, the approval by the Company’s stockholders of a liquidation or dissolution of the Company, or if, during any period of 12 consecutive months, a majority of the Board of Directors is replaced by individuals who were not approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

The foregoing description of the material terms of Mr. Firestone’s employment agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending June 30, 2012.

The Company issued a press release on May 9, 2012 announcing the hiring of Mr. Firestone, a copy of which is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated May 9, 2012, announcing the appointment of Lawrence D. Firestone as CEO and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

May 14, 2012	By:	/S/ Nidhi H. Andalon
Nidhi H. Andalon
Vice President, Chief Financial Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated May 9, 2012, announcing the appointment of Lawrence D. Firestone as CEO and President.